                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY

                      UNDER THE TRUST INDENTURE ACT OF 1939

                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(B)(2)______
                             _______________________

                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

A National Banking Association                                 36-0899825
                                                           (I.R.S. employer
                                                          identification number)

One First National Plaza, Chicago, Illinois                    60670-0126
(Address of principal executive offices)                       (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois  60670-0286
             Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)

                              _____________________

                          U S WEST COMMUNICATIONS, INC.
            (Exact name of co-registrant as specified in its charter)

     Colorado
(State or other jurisdiction of                          84-0273800
incorporation or organization)               (IRS Employer Identification No.)

1801 California Street                                     80202
Denver, Colorado                                         (Zip Code)
(Address of Principal Executive Offices)

                                 Debt Securities
                       (Title of the indenture securities)

Item 1. GENERAL INFORMATION. Furnish the following information as to the trustee:

(a)NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISION AUTHORITY TO WHICH IT IS SUBJECT.

Comptroller of Currency, Washington, D. C., Federal Deposit Insurance Corporation, Washington, D. C., The Board of Governors of the Federal Reserve System, Washington, D. C..

(b)WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

1.A copy of the articles of association of the trustee now in effect.*

2.A copy of the certificates of authority of the trustee to commence business.*

3.A copy of the authorization of the trustee to exercise corporate trust powers.*

4.A copy of the existing by-laws of the trustee.*

5.Not applicable.

6.The consent of the trustee required by Section 321(b) of the Act.

7.A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.Not applicable.

9.Not applicable.

* EXHIBIT 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 19th day of September, 1995.


                                        The First National Bank of Chicago,
                                        Trustee,



                                        By: /s/ Steven M. Wagner
                                            --------------------
                                        Steven M. Wagner
                                        Vice President

                                    EXHIBIT 6


                       THE CONSENT OF THE TRUSTEE REQUIRED
                           BY SECTION 321(b) OF THE ACT


                                        September 19, 1995


Securities and Exchange Commission
Washington, D. C.  20549

Gentlemen:

In connection with the qualification of an indenture among U S WEST Communications, Inc. and The First National Bank of Chicago, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                   Very truly yours,

                                   THE FIRST NATIONAL BANK OF CHICAGO



                                   By: /s/ Steven M. Wagner
                                       --------------------------
                                             Steven M. Wagner
                                             Vice President

                                    EXHIBIT 7


     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


Legal Title of Bank:     The First National Bank of Chicago      Call Date: 06/30/95  ST-BK: 17-1630 FFIEC 031
Address:                 One First National Plaza, Suite 0460                                       Page RC-1
City, State  Zip:        Chicago, IL  60670-0460
FDIC Certificate No.:    0/3/6/1/8
                         ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET



                                                                                                                C400           (-
                                                                                DOLLAR AMOUNTS IN            ----------      ------
                                                                                    THOUSANDS         RCFD   BIL MIL THOU
                                                                                -----------------     ----   ------------

ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1) . . . . . . .                            0081    3,184,875       1.a.
    b. Interest-bearing balances(2). . . . . . . . . . . . . . . . . . . .                            0071    8,932,069       1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) . . . . .                            1754      249,502       2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D). . . .                            1773      536,856       2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold. . . . . . . . . . . . . . . . . . . . . . . . .                            0276    2,897,736       3.a.
    b. Securities purchased under agreements to resell . . . . . . . . . .                            0277    1,417,129       3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      RCFD 2122 16,567,408                          4.a.
    b. LESS: Allowance for loan and lease losses . . . . . . . . . . . . .      RCFD 3123    358,877                          4.b.
    c. LESS: Allocated transfer risk reserve . . . . . . . . . . . . . . .      RCFD 3128        0                            4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c). . . . . . . . . . . . . . . .                            2125   16,208,531       4.d.
5.  Assets held in trading accounts. . . . . . . . . . . . . . . . . . . .                            3545   13,486,931       5.
6.  Premises and fixed assets (including capitalized leases) . . . . . . .                            2145      516,279       6.
7.  Other real estate owned (from Schedule RC-M) . . . . . . . . . . . . .                            2150       11,216       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) . . . . . . . . . . . . . . . . . . . .                            2130       12,946       8.
9.  Customers' liability to this bank on acceptances outstanding . . . . .                            2155      501,943       9.
10. Intangible assets (from Schedule RC-M) . . . . . . . . . . . . . . . .                            2143      111,683      10.
11. Other assets (from Schedule RC-F). . . . . . . . . . . . . . . . . . .                            2160    1,258,270      11.
12. Total assets (sum of items 1 through 11) . . . . . . . . . . . . . . .                            2170   49,325,966      12.


---------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.



Legal Title of Bank:     The First National Bank of Chicago      Call Date:   06/30/95 ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Suite 0460                                         Page RC-2
City, State  Zip:        Chicago, IL  60670-0460
FDIC Certificate No.:    0/3/6/1/8
                         ---------


SCHEDULE RC-CONTINUED


                                                                              DOLLAR AMOUNTS IN
                                                                                  THOUSANDS                    BIL MIL THOU
                                                                              -----------------                ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1) . . . . . . . . . . . . . . . . . . . .                          RCON 2200  14,889,235   13.a.
       (1) Noninterest-bearing(1). . . . . . . . . . . . . . . . . . . . .    RCON 6631  5,895,584                          13.a.(1)
       (2) Interest-bearing. . . . . . . . . . . . . . . . . . . . . . . .    RCON 6636  8,993,651                          13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II). . . . . . . . . . . . . . . . .                          RCFN 2200  13,289,760   13.b.
       (1) Noninterest bearing . . . . . . . . . . . . . . . . . . . . . .    RCFN 6631    315,549                          13.b.(1)
       (2) Interest-bearing. . . . . . . . . . . . . . . . . . . . . . . .    RCFN 6636 12,974,211                          13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased . . . . . . . . . . . . . . . . . . . . . .                          RCFD 0278   2,942,186   14.a.
    b. Securities sold under agreements to repurchase. . . . . . . . . . .                          RCFD 0279   1,160,512   14.b.
15. a. Demand notes issued to the U.S. Treasury. . . . . . . . . . . . . .                          RCON 2840     112,768   15.a.
    b. Trading Liabilities . . . . . . . . . . . . . . . . . . . . . . . .                          RCFD 3548   7,872,221   15.b.
16. Other borrowed money:
    a. With original maturity of one year or less. . . . . . . . . . . . .                          RCFD 2332   2,402,829   16.a.
    b. With original  maturity of more than one year . . . . . . . . . . .                          RCFD 2333     643,987   16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          RCFD 2910     278,108   17.
18. Bank's liability on acceptance executed and outstanding. . . . . . . .                          RCFD 2920     501,943   18.
19. Subordinated notes and debentures. . . . . . . . . . . . . . . . . . .                          RCFD 3200   1,225,000   19.
20. Other liabilities (from Schedule RC-G) . . . . . . . . . . . . . . . .                          RCFD 2930     981,938   20.
21. Total liabilities (sum of items 13 through 20) . . . . . . . . . . . .                          RCFD 2948  46,300,487   21.
22. Limited-Life preferred stock and related surplus . . . . . . . . . . .                          RCFD 3282       0       22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus. . . . . . . . . . . . .                          RCFD 3838       0       23.
24. Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          RCFD 3230     200,858   24.
25. Surplus (exclude all surplus related to preferred stock) . . . . . . .                          RCFD 3839   2,314,642   25.
26. a. Undivided profits and capital reserves. . . . . . . . . . . . . . .                          RCFD 3632     510,093   26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          RCFD 8434        (880)  26.b.
27. Cumulative foreign currency translation adjustments. . . . . . . . . .                          RCFD 3284         766   27.
28. Total equity capital (sum of items 23 through 27). . . . . . . . . . .                          RCFD 3210   3,025,479   28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28). . . . . . . . . . . . . . . . .                          RCFD 3300  49,325,966   29.

Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
    bank by independent external                                                                              Number
                                                                                                       ----------------
    auditors as of any date during 1993. . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . .| RCFD 6724 N/A|         M.1.
                                                                                                       ----------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
     (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4. = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

---------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


                                        7